Exhibit 99.4

Interim Condensed Consolidated Financial Statements

Dowlais Group plc

For the six months ended June 30, 2025 and 2024

(unaudited)

Dowlais group plc
Condensed consolidated income statement
unaudited

	Notes	6 months ended 30 June 2025		6 months ended 30 June 2024
		£m		£m
Revenue	3,4	2,181		2,289
Cost of sales		(1,866)		(1,943)
Gross profit		315		346
Selling, general and administrative expenses		(300)		(432)
Operating profit/(loss)	4	15		(86)
Share of results of equity accounted investments, net of tax	9	31		29
Finance costs	5	(58)		(68)
Finance income	5	6		2
Loss before tax		(6)		(123)
Tax	6	(5)		25
Loss after tax for the period		(11)		(98)
Attributable to:
Owners of the parent		(14)		(101)
Non-controlling interests		3		3
		(11)		(98)
Earnings per share
Basic	8	(1.1	)p	(7.3	)p
Diluted	8	(1.1	)p	(7.3	)p

Dowlais group plc
Condensed consolidated statement of comprehensive income
unaudited

	Notes	6 months ended 30 June 2025	6 months ended 30 June 2024
		£m	£m
Loss after tax for the period		(11)	(98)
Items that will not be reclassified subsequently to the Income Statement:
Net remeasurement gain on retirement benefit obligations		25	31
Income tax charge relating to items that will not be reclassified	6	(7)	(8)
		18	23
Items that may be reclassified subsequently to the Income Statement:
Currency translation		(112)	(52)
Impact of hyperinflationary economies		1	7
Share of other comprehensive expense from equity accounted investments		(25)	(5)
Gain arising on hedging instruments designated as hedge of net investment		54	2
Fair value (loss)/gain on hedging instruments designated as cash flow hedges		(2)	10
Cumulative loss on hedging instruments reclassified to the Income Statement		1	—
Income tax charge relating to items that may be reclassified	6	(1)	(1)
		(84)	(39)
Other comprehensive expense for the period		(66)	(16)
Total comprehensive expense for the period		(77)	(114)
Attributable to:
Owners of the parent		(77)	(112)
Non-controlling interests		—	(2)
		(77)	(114)

Dowlais group plc
Condensed consolidated statement of cash flows
unaudited

	Notes	6 months ended 30 June 2025	6 months ended 30 June 2024
		£m	£m
Net cash from operating activities	13	11	35
Investing activities
Purchase of property, plant and equipment		(99)	(100)
Proceeds from disposal of property, plant and equipment		1	2
Purchase of computer software and capitalised development costs		(3)	(3)
Dividends received from equity accounted investments		45	70
Interest received		5	2
Net cash used in investing activities		(51)	(29)
Financing activities
Drawings on borrowing facilities		198	190
Repayment of borrowing facilities		(136)	(146)
Repayment of principal under lease obligations		(13)	(12)
Purchase of own shares under share buy-back		(6)	(9)
Dividends paid to equity shareholders	7	(38)	(39)
Net cash from/(used in) financing activities		5	(16)
Net decrease in cash and cash equivalents, net of bank overdrafts		(35)	(10)
Cash and cash equivalents, net of bank overdrafts at the beginning of the period	13	323	313
Effect of foreign exchange rate changes		(21)	(14)
Cash and cash equivalents, net of bank overdrafts at the end of the period	13	267	289

Dowlais group plc
Condensed consolidated balance sheet
unaudited

	Notes	30 June 2025	31 December 2024
		£m	£m
Non-current assets
Goodwill and other intangible assets		1,992	2,129
Property, plant and equipment		1,586	1,676
Interests in equity accounted investments	9	325	385
Deferred tax assets		146	157
Derivative financial assets		11	9
Retirement benefit surplus	12	46	34
Other receivables		13	13
		4,119	4,403
Current assets
Inventories		437	431
Trade and other receivables		600	485
Derivative financial assets		19	9
Other financial assets		—	18
Current tax assets		38	25
Cash and cash equivalents	13	325	336
		1,419	1,304
Total assets	4	5,538	5,707
Current liabilities
Trade and other payables		981	961
Interest-bearing loans and borrowings	13	243	13
Lease obligations	14	23	29
Derivative financial liabilities		7	32
Current tax liabilities		57	65
Provisions	10	131	142
		1,442	1,242
Non-current liabilities
Other payables		23	18
Interest-bearing loans and borrowings	13	1,116	1,291
Lease obligations	14	101	103
Derivative financial liabilities		2	14
Deferred tax liabilities		190	199
Retirement benefit obligations	12	408	418
Provisions	10	89	117
		1,929	2,160
Total liabilities	4	3,371	3,402
Equity
Issued share capital		13	14
Capital redemption reserve		1	—
Own shares		(7)	(7)
Translation reserve		(213)	(133)
Hedging reserve		(1)	—
Retained earnings		2,335	2,392
Equity attributable to owners of the parent		2,128	2,266
Non-controlling interests		39	39
Total equity		2,167	2,305
Total liabilities and equity		5,538	5,707

Dowlais group plc
Condensed consolidated statement of changes in equity
unaudited

	Issued share capital	Capital redemption reserve	Own shares	Translation reserve	Hedging reserve	Retained earnings	Equity attributable to owners of the parent	Non- controlling interests	Total equity
	£m	£m	£m	£m	£m	£m	£m	£m	£m
At 1 January 2024	14	—	(7)	(81)	1	2,620	2,547	36	2,583
(Loss)/profit for the period	—	—	—	—	—	(101)	(101)	3	(98)
Other comprehensive (expense)/income	—	—	—	(42)	8	23	(11)	(5)	(16)
Total comprehensive (expense)/income	—	—	—	(42)	8	(78)	(112)	(2)	(114)
Dividends paid to equity shareholders	—	—	—	—	—	(39)	(39)	—	(39)
Equity-settled share-based payments	—	—	—	—	—	1	1	—	1
Purchase of own shares(1)	—	—	—	—	—	(9)	(9)	—	(9)
At 30 June 2024	14	—	(7)	(123)	9	2,495	2,388	34	2,422
At 1 January 2025	14	—	(7)	(133)	—	2,392	2,266	39	2,305
(Loss)/profit for the period	—	—	—	—	—	(14)	(14)	3	(11)
Other comprehensive (expense)/income	—	—	—	(80)	(1)	18	(63)	(3)	(66)
Total comprehensive (expense)/income	—	—	—	(80)	(1)	4	(77)	—	(77)
Dividends paid to equity shareholders	—	—	—	—	—	(38)	(38)	—	(38)
Equity-settled share-based payments	—	—	—	—	—	1	1	—	1
Purchase of own shares(1)	—	—	—	—	—	(6)	(6)	—	(6)
Transaction with shareholder(2)	—	—	—	—	—	(18)	(18)	—	(18)
Cancellation of shares	(1)	1	—	—	—	—	—	—	—
At 30 June 2025	13	1	(7)	(213)	(1)	2,335	2,128	39	2,167

(1) On 4 April 2024 the Group commenced a share buy-back programme under which shares in the capital of the Company have been purchased. As a result of the recommended combination with AAM, the Group’s share buy-back programme was terminated on 29 January 2025. Shares purchased totalling £32 million were cancelled under the programme.

(2) During the period a charge of £18 million has been recognised directly in equity relating to the settlement of a derivative over the Company’s own shares following a return of capital from Melrose Industries PLC.

Notes to the condensed consolidated interim financial statements

1. Corporate information

Dowlais Group plc comprises the GKN Automotive and GKN Powder Metallurgy businesses along with certain Corporate functions, together referred to as the “Group”. GKN Automotive is a global technology and systems engineer which designs, develops, manufactures and integrates an extensive range of driveline technologies, including electric vehicle components. GKN Powder Metallurgy is a global leader in precision powder metal parts for the automotive and industrial sectors, as well as the production of powder metal. GKN Hydrogen also formed part of the Group, offering reliable and secure hydrogen storage solutions, until its sale on 29 July 2024 to Langley Holdings plc.

1.1 Basis of preparation

The unaudited condensed consolidated set of Interim Financial Statements included in this report have been prepared in accordance with IAS 34: “Interim Financial Reporting” as issued by the International Accounting Standards Board (IASB).

1.2 New standards, amendments and interpretations affecting amounts, presentation or disclosure reported in the current period

The following amendments to IFRS Accounting Standards® (IFRS) have been applied for the first time by the Group. Their adoption has not had any material impact on the amounts reported or the disclosures or on the required amounts reported in these Condensed Interim Financial Statements:

•	Amendments to IAS 21 Lack of Exchangeability

1.3 New and revised IFRS accounting standards in issue but not yet effective

At the date of authorisation of these interim financial statements, the Group has not applied the following new and revised IFRS Accounting Standards that have been issued but are not yet effective:

•	Amendments to IFRS 10 and IAS 28 Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

•	Amendments to IFRS 7 and IFRS 9 Amendments to the Classification and Measurement of Financial Instruments

•	Amendments to IFRS 18 Presentation and Disclosure in Financial Statements.

With the exception of IFRS 18, the Directors do not expect that the adoption of the Standards listed above will have a material impact on the financial statements of the Group in future periods. The impact of IFRS 18 is under assessment and although it will not change how items are recognised and measured, there is likely to be a material impact on the Group’s presentation and classification of the Condensed Consolidated Income Statement and reporting of financial performance.

2. Summary of material accounting policies

Material accounting policies applied in preparing the Condensed Interim Financial Statements are consistent with those detailed in the Group’s audited Consolidated Financial Statements for the year ended 31 December 2024.

Going concern

The Condensed Interim Financial Statements have been prepared on a going concern basis as the Directors consider that adequate resources exist for the Company to continue in operational existence on a stand-alone basis at least for the period up to 30 September 2026.

In reaching this conclusion, the Directors have also considered the implications in a going concern context of the proposed acquisition of the Group by AAM which was announced on 29 January 2025. The Directors believe that the proposed combination with AAM is an attractive opportunity to accelerate the realisation of shareholder value through the establishment of a global, automotive supplier with market-leading capabilities, better-positioned together to navigate both the short-term challenges and long-term market dynamics in the automotive sector. On that basis, the Directors believe this supports its going concern assessment, in the event the combination proceeds. The combination is expected to close during the fourth quarter of 2025, subject to the approval and availability of the Court, as well as customary closing conditions, including regulatory clearances.

At 30 June 2025, the Group had undrawn facilities of £0.5 billion (31 December 2024: £0.5 billion) and cash and cash equivalents on the Condensed Consolidated Balance Sheet of £0.3 billion (31 December 2024: £0.3 billion).

Testing

In concluding that the going concern basis is appropriate, the Directors have prepared a working capital model on a stand-alone basis with a ‘base case’ scenario supported by the Group’s latest internal forecasts to 30 September 2026. The forecasts include the estimated impact of end market and operational factors, including supply chain and inflationary challenges and the Group’s latest estimate of the impact of US tariffs throughout the going concern period. Climate related risks have also been considered, including estimating the expected transition from internal combustion engines to electric vehicles and considering potential risks to the Group’s infrastructure resulting from extreme weather or climate events.

The Directors have also modelled the impact of a ‘worst case’ scenario to the ‘base case’ by including an aggregation of three plausible but severe downside risks. The scenarios modelled were based on the Group remaining an independent entity and, therefore, remain appropriate should the proposed combination not proceed.

The three downside scenarios modelled were (i) economic shock/downturn; (ii) losing a key market, product or customer; and (iii) significant contract delivery issues, including a cyber attack scenario.

Throughout the period covered, after applying the ‘worst case’ scenario, and after considering the repayment of the £100 million and €100 million tranches of the term loan due in April 2026, the model demonstrated that the Group would remain within covenant limits and retain sufficient headroom on available facilities.

Finally, a reverse stress test was performed which demonstrated that a significant additional reduction in revenue and operating profit over the ‘worse case’ scenario in the second half of 2025, and/or the first half of 2026, still assuming no mitigating actions, would be required before the Group breached its leverage and/or interest covenants.

Even after applying significant downside risk scenarios in aggregation under the ‘worst case’ scenario, no covenant is forecast to be breached during the 12 month going concern period until 30 September 2026, including at the relevant testing dates being 31 December 2025 and 30 June 2026, and the Group would not expect to require any additional sources of finance.

Critical accounting judgements and key sources of estimation uncertainty

The Group’s critical accounting judgements and key sources of estimation uncertainty remain unchanged since the year-end and are set out on Note 3 of the Group’s audited consolidated Financial Statements for the year ended 31 December 2024. Where relevant, updates are provided below.

Key sources of estimation uncertainty

Assumptions used to determine the recoverable amount of goodwill and other intangible assets

In accordance with IAS 36, the Group assesses its goodwill and other intangible assets for impairment formally each year, at the testing date of 31 October. An impairment indicator assessment was performed at 30 June 2025 for both of the Group’s cash generating units (“CGUs”), being the Automotive and Powder Metallurgy divisions.

The assessment identified indicators of impairment with respect to both CGUs following the introduction of new international tariffs, including specific tariffs on the automotive sector. The tariffs are anticipated to have both a direct impact through the tariffs incurred by Dowlais and its suppliers, and an indirect impact on demand and customer volumes. The expected impact of tariffs on customer demand led to reductions in industry forecasts for light vehicle production, a key market for both Automotive and Powder Metallurgy divisions. Accordingly, an impairment test was performed for both CGUs to estimate their recoverable amount which, in accordance with IAS 36, is the higher of value in use or fair value less costs to sell. For the six months ended 30 June 2025, impairment testing has been performed for each CGU using the value in use method based on estimated discounted cash flows (31 December 2024: value in use approach used for both CGUs).

As at 30 June 2025, the impairment test for the Automotive CGU determined that headroom of £134 million existed over the carrying value of net assets of £2,068 million (31 December 2024: headroom of £363 million over the carrying value of £2,040 million).

The estimated recoverable amount of the Automotive CGU is sensitive to a change in key assumptions and estimates, and in order for a material impairment charge to be recorded in the 12 months from 30 June 2025, the following reasonably possible changes in key assumptions would need to occur:

•	A reasonably possible change in the post-tax discount rate and long-term growth rate from 10.0% to 10.4% or from 3.3% to 2.8% respectively would reduce headroom to £nil. Further changes in discount rates and long-term growth rates to 10.6% and 2.5% respectively, would result in an impairment of £79 million and £80 million.

•	Operating margin assumptions, supported by the success of anticipated restructuring programmes and achieving forecast sales volumes, are key to the estimated valuation. A reduction in the terminal operating profit of 6% would reduce the terminal operating margin by 0.5 percentage points reducing headroom to £nil. A total reduction in the terminal operating profit of 10% would reduce the terminal operating margin by 0.8 percentage points resulting in an impairment of £88 million.

As at 30 June 2025, the impairment test for the Powder Metallurgy CGU determined that headroom of £18 million existed over the carrying value of net assets of £783 million (31 December 2024: headroom of £41 million over the carrying value of £799 million).

The estimated recoverable amount of the Powder Metallurgy CGU is also sensitive to a change in key assumptions and estimates, and in order for a material impairment charge to be recorded in the 12 months from 30 June 2025, the following reasonably possible changes in key assumptions would need to occur:

•	A reasonably possible change in the post-tax discount rate and long-term growth rate from 10.0% to 10.2% or from 3.5% to 3.3% respectively would reduce headroom to £nil. Further changes in discount rates and long-term growth rates to 10.6% and 2.7% respectively, would result in an impairment of £50 million and £47 million.

•	Operating margin assumptions are a key driver of business value and a reduction in the terminal operating profit by 3% would reduce the operating margin by 0.2 percentage points, reducing headroom to £nil. A total reduction in the terminal operating profit of 9% would reduce the terminal operating margin by 0.8 percentage points resulting in an impairment charge of £46 million.

For all sensitivities, it is assumed that all other variables remain unchanged.

Assumptions used to determine the carrying amount of the group’s net retirement benefit obligations

The Group’s pension plans are significant in size. The defined benefit obligations in respect of the plans are discounted at rates set by reference to market yields on high quality corporate bonds. Significant estimation is required when setting the criteria for bonds to be included in the population from which the yield curve is derived. The most significant criteria considered for the selection of bonds to include are the issue size of the corporate bonds, quality of the bonds and the identification of outliers which are excluded. In addition, assumptions are made in determining mortality and inflation rates to be used when valuing the plan’s defined benefit obligations. At 30 June 2025, the retirement benefit obligation was a net deficit of £362 million (31 December 2024: £384 million). For further details see Note 12.

3. Revenue

An analysis of the Group’s revenue, presented by product line is as follows:

	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Automotive
Driveline	1,112	1,204
ePowertrain	560	538
Other	38	38
	1,710	1,780
Powder Metallurgy
Sinter	355	379
Powder	80	95
Acceleration Platforms	36	35
	471	509
Revenue	2,181	2,289

The disaggregation of revenue for Powder Metallurgy for 2024 has been re-presented to reflect a change in the way management report on the business.

An analysis of the Group’s revenue, presented by destination (i.e. by the location of the external customer), is as follows:

6 months ended 30 June 2025	Automotive	Powder metallurgy	Total
	£m	£m	£m
UK	84	8	92
Rest of Europe	516	179	695
North America	746	206	952
South America	96	8	104
Asia	267	69	336
Africa	1	1	2
Revenue	1,710	471	2,181

6 months ended 30 June 2024	Automotive	Powder metallurgy	Total
	£m	£m	£m
UK	101	7	108
Rest of Europe	560	175	735
North America	774	216	990
South America	82	8	90
Asia	257	102	359
Africa	6	1	7
Revenue	1,780	509	2,289

The Group derives its revenue from the transfer of goods at a point in time.

4. Segment information

Segment information is presented in accordance with IFRS 8 Operating Segments which requires operating segments to be identified on the basis of internal reports about components of the Group that are regularly reported to the Group’s Chief Operating Decision Maker (“CODM”), which has been deemed to be the Group’s Board, in order to allocate resources to the segments and assess their performance.

The operating segments are as follows:

Automotive—a global technology and systems engineer which designs, develops, manufactures and integrates an extensive range of driveline technologies, including electric vehicle components.

Powder Metallurgy—a global leader in precision powder metal parts for the automotive and industrial sectors, as well as the production of powder metal.

The Group’s Hydrogen business was sold on 29 July 2024 and offered reliable and secure hydrogen storage solutions.

In addition, central corporate cost centres are also reported to the Board. The central corporate cost centres contain the Group head office costs and charges related to the divisional management long-term incentive plans.

No operating segments have been aggregated to form the reportable segments.

Reportable segment results include items directly attributable to a segment as well as those which can be allocated on a reasonable basis. Inter-segment pricing is determined on an arm’s length basis, in a manner similar to transactions with third parties.

The Group’s geographical segments are determined by the location of the Group’s non-current assets and, for revenue, the location of external customers. Inter-segment sales are not material and have not been disclosed.

The following tables present the segment revenues and operating profits as regularly reported to the CODM, as well as certain asset and liability information regarding the Group’s operating segments and central cost centres.

a) Segment revenues

6 months ended 30 June 2025	Notes	Automotive	Powder metallurgy	Total
		£m	£m	£m
Adjusted revenue		1,975	489	2,464
Equity accounted investments	9			(283)
Revenue				2,181

6 months ended 30 June 2024	Notes	Automotive	Powder metallurgy	Total
		£m	£m	£m
Adjusted revenue		2,044	527	2,571
Equity accounted investments	9			(282)
Revenue				2,289

b) Segment operating profit

	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Adjusted operating profit/(loss):
Automotive	132	122
Powder Metallurgy	41	50
Hydrogen	—	(7)
Total	173	165
Corporate costs(1)	(19)	(14)
Unallocated items:
Amortisation of intangible assets acquired in business combinations	(92)	(96)
Equity accounted investments adjustments(2)	(44)	(43)
Restructuring costs(3)	(36)	(49)
AAM combination costs	(16)	—
Movement in derivatives and associated financial assets and liabilities	49	(35)
Impairment of assets	—	(10)
Litigation costs	—	(3)
Demerger costs	—	(1)
Operating profit/(loss)	15	(86)
Share of results of equity accounted investments, net of tax	31	29

	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Finance costs	(58)	(68)
Finance income	6	2
Loss before tax	(6)	(123)
Tax	(5)	25
Loss after tax for the period	(11)	(98)

(1) Corporate costs include a charge of £4 million (2024: credit of £2 million) in respect of divisional management long-term incentive plans.

(2) Segmental adjusted operating profit includes the Group’s share of operating profit of equity accounted investments, excluding any amortisation of intangible assets acquired in business combinations, which is not included in the Group’s operating profit/(loss).

(3) Costs associated with restructuring projects in the period included:

A charge of £27 million (2024: £43 million) within the Automotive division, primarily relating to footprint consolidation actions as the business continues to address its cost base and deliver transformational programmes. Costs incurred include direct costs relating to the closure of Automotive plants in Köping, Sweden and Roxboro, North Carolina together with direct costs of expansion of the Group’s production capacity in Mexico, and continued transfer of manufacturing from Mosel, Germany to Miskolc, Hungary.

A charge of £7 million (2024: £4 million) within the Powder Metallurgy division relating to the optimisation of headcount and £2 million (2024: £2 million) of corporate costs.

c) Segment total assets and liabilities

	Total assets		Total liabilities
	30 June 2025	31 December 2024	30 June 2025	31 December 2024
	£m	£m	£m	£m
Automotive	4,029	4,123	1,620	1,655
Powder Metallurgy	1,144	1,185	342	373
Hydrogen	—	—	—	—
Corporate	365	399	1,409	1,374
Total	5,538	5,707	3,371	3,402

d) Segment additions to non-current assets and depreciation

	Additions to non-current assets(1)		Depreciation of owned assets(1)		Depreciation of leased assets
	6 months ended 30 June 2025	6 months ended 30 June 2024	6 months ended 30 June 2025	6 months ended 30 June 2024	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m	£m	£m	£m	£m
Automotive	52	92	93	94	6	7
Powder Metallurgy	15	21	23	24	6	5
Total	67	113	116	118	12	12

(1) Includes computer software and development costs. Additions to non-current assets excludes lease additions.

e) Geographical information

The Group operates in various geographical areas around the world. The parent company’s country of domicile is the UK and the Group’s revenues and non-current assets in the rest of Europe and North America are also considered to be material.

The Group’s revenue from external customers and information about specific segment assets (non-current assets excluding deferred tax assets, non-current derivative financial assets, retirement benefit surplus and non-current other receivables) by geographical location are detailed below:

	Revenue(1) from external customers		Segment assets
	6 months ended 30 June 2025	6 months ended 30 June 2024	30 June 2025	31 December 2024
	£m	£m	£m	£m
UK	92	108	488	520
Rest of Europe	695	749	1,499	1,521
North America	952	990	1,150	1,285
Other	442	442	766	864
Total	2,181	2,289	3,903	4,190

(1) Revenue is presented by destination.

5. Finance costs and finance income

	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Interest on bank loans and overdrafts	(45)	(45)
Amortisation of costs of raising finance	(2)	(2)
Net interest cost on pensions	(7)	(8)
Lease interest	(3)	(3)
Unwind of discount on provisions	—	—
Fair value changes on other financial assets	—	(9)
Other finance costs	(1)	(1)
Finance costs	(58)	(68)
Finance income	6	2
Finance income	6	2

6. Tax

Analysis of the charge/(credit) in the period:	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Current tax	8	2
Deferred tax	(3)	(27)
Total tax charge/(credit)	5	(25)

In addition to the amounts in the Condensed Consolidated Income Statement, a charge of £8 million (2024: £9 million) has been recognised directly in the Condensed Consolidated Statement of Comprehensive Income. This represents a tax charge of £7 million (2024: £8 million) in respect of the remeasurement of retirement benefit obligations and a tax charge of £1 million (2024: £1 million) in respect of movements on hedge relationships and translation differences.

The Group’s effective tax rate may be impacted, from 2025 onwards, by the UK’s substantive enactment of the Organisation for Economic Co-operation and Development’s Global Anti-Base Erosion Model Rules (Pillar Two). The impact of Pillar 2 on the Group’s tax position for the period was immaterial.

7. Dividends

	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Final dividend	38	39
Total dividends paid	38	39

No interim dividend has been proposed by the Board for the year ended 31 December 2025 in accordance with the terms of the proposed combination with AAM.

8. Earnings per share

Earnings attributable to owners of the parent	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Net loss attributable to shareholders	(14)	(101)
Adjustment for earnings attributable to shares subject to recall	—	2
Earnings for basis of earnings per share	(14)	(99)

	6 months ended 30 June 2025 Number	6 months ended 30 June 2024 Number
Weighted average number of ordinary shares (million)	1,335	1,385
Adjustment for shares subject to recall (million)	(23)	(28)
Weighted average number of ordinary shares for the purposes of basic earnings per share (million)	1,312	1,357
Weighted average number of ordinary shares for the purposes of diluted earnings per share (million)	1,312	1,357

Earnings per share	6 months ended 30 June 2025 Pence	6 months ended 30 June 2024 Pence
Basic earnings per share	(1.1)	(7.3)
Diluted earnings per share	(1.1)	(7.3)

9. Share of results of equity accounted investments

Summary information for the Group’s equity accounted investments is as follows:

	6 months ended 30 June 2025	6 months ended 30 June 2024
	£m	£m
Revenue	283	282
Selling, general and administrative expenses	(249)	(249)
Operating profit(1)	34	33
Net finance income	2	1
Profit before tax	36	34
Tax	(5)	(5)
Share of results of equity accounted investments	31	29

(1) Operating profit includes a £10 million (2024: £10 million) amortisation charge in respect of intangible assets acquired in business combinations.

	30 June 2025	31 December 2024
	£m	£m
Aggregated amounts relating to equity accounted investments:
Share of non-current assets	219	445
Share of current assets	393	256
Share of current liabilities	(264)	(288)
Share of non-current liabilities	(23)	(28)
Interests in equity accounted investments	325	385

At 30 June 2025, dividends receivable from equity accounted investments of £19 million are recorded in trade and other receivables (2024: £nil).

10. Provisions

	Loss- making contracts	Property related costs	Environmental and litigation	Warranty related costs	Restructuring	Other	Total
	£m	£m	£m	£m	£m	£m	£m
At 1 January 2025	10	4	40	91	90	24	259
Utilised	(2)	—	(2)	(6)	(63)	(6)	(79)
Charge to operating profit	—	—	2	16	36	4	58
Release to operating profit	—	—	(3)	(9)	(4)	(1)	(17)
Exchange adjustments	—	—	(1)	(3)	3	—	(1)
At 30 June 2025	8	4	36	89	62	21	220
Current	6	1	15	50	47	12	131
Non-current	2	3	21	39	15	9	89
	8	4	36	89	62	21	220

Provisions for loss-making contracts are considered to exist where the Group has a contract under which the unavoidable costs of meeting the obligations exceed the economic benefits expected to be received under it. This obligation has been discounted and will be utilised over the period of the respective contracts, which is up to five years.

The provision for property related costs represents dilapidation costs for ongoing leases and is expected to result in cash expenditure over the next five years.

Environmental provisions relate to the estimated remediation costs of pollution, soil and groundwater contamination at certain sites and at 30 June 2025 amounted to £14 million (31 December 2024: £15 million). Litigation provisions amounting to £22 million (31 December 2024: £25 million) relate to estimated future costs and settlements in relation to legal claims and associated insurance obligations. Due to their nature, it is not possible to predict precisely when these provisions will be utilised.

Provisions for the expected cost of warranty obligations under local sale of goods legislation are recognised at the date of sale of the relevant products and subsequently updated for changes in estimates as necessary. Warranty terms are, on average, between one and five years.

Restructuring provisions relate to committed costs in respect of restructuring programmes (as described in Note 4), usually resulting in cash spend within three years.

Other provisions include long-term incentive plans for senior management and the employer tax on equity-settled incentive schemes which are expected to result in cash expenditure over the next one to two years.

11. Financial instruments and risk management

The table below sets out the Group’s accounting classification of each category of financial assets and liabilities and their fair values as at 30 June 2025 and 31 December 2024:

	Current	Non-current	Total
	£m	£m	£m
30 June 2025
Financial assets
Classified as amortised cost:
Cash and cash equivalents	325	—	325
Net trade receivables(1)	465	—	465
Classified as fair value:
Derivative financial assets:
Foreign currency forward contracts	19	11	30
Financial liabilities
Classified as amortised cost:
Interest-bearing loans and borrowings	(243)	(1,116)	(1,359)
Lease obligations	(23)	(101)	(124)
Other financial liabilities(2)	(770)	(6)	(776)
Classified as fair value:
Derivative financial liabilities
Foreign currency forward contracts	(7)	—	(7)
Other derivatives	—	(2)	(2)

	Current	Non-current	Total
	£m	£m	£m
31 December 2024
Financial assets
Classified as amortised cost:
Cash and cash equivalents	336	—	336
Net trade receivables(1)	369	—	369
Classified as fair value:
Derivative over own equity(3)	18	—	18
Derivative financial assets:
Foreign currency forward contracts	9	6	15
Interest rate swaps	—	3	3
Financial liabilities
Classified as amortised cost:
Interest-bearing loans and borrowings	(13)	(1,291)	(1,304)
Lease obligations	(29)	(103)	(132)
Other financial liabilities(2)	(778)	(8)	(786)
Classified as fair value:
Derivative financial liabilities
Foreign currency forward contracts	(32)	(14)	(46)

(1) Net trade receivables are presented net of an allowance for expected lifetime credit losses of £10 million (31 December 2024: £15 million).

(2) Other financial liabilities comprise trade and other payables which meet the definition of a financial liability under IFRS 9 Financial Instruments.

(3) Included within other financial assets.

The Director’s consider that the carrying amount of financial assets and liabilities classified as amortised cost approximates to their fair value.

The fair value of the derivative financial instruments is derived from inputs other than quoted prices that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices) and they are therefore categorised within level 2 of the fair value hierarchy set out in IFRS 13 Fair value measurement. The Group’s policy is to recognise transfers into and out of the different fair value hierarchy levels at the date of the event or change in circumstances that caused the transfer to occur. There have been no transfers between levels during the current period.

During the period, the derivative over own equity was settled with the Company receiving and cancelling 27,865,471 of its own shares. In line with the initial recognition, the £18 million charge recognised on settlement of the derivative has been recorded directly in equity based on the market value of the shares returned.

12. Retirement benefit obligations

The Group sponsors defined benefit plans for qualifying employees of certain subsidiaries. The funded defined benefit plans are administered by separate funds that are legally separated from the Group. The Trustees of the funds are required by law to act in the interest of the fund and of all relevant stakeholders in the plans. The Trustees of the pension funds are responsible for the investment policy with regard to the assets of the fund.

The most significant defined benefit pension plans in the Group at 30 June 2025 were:

UK: GKN Group Pension Schemes No.2 and No.3

The GKN Group Pension Schemes No.2 and No.3 are funded plans, closed to new members and were closed to future accrual in 2017. The valuation of the schemes was based on the most recent triennial statutory actuarial valuation as of 5 April 2022, updated to 30 June 2025 by independent actuaries.

US: GKN Automotive and GKN Powder Coatings Pension Plans

The GKN Automotive and GKN Powder Coatings Pension Plans are funded plans, closed to new members and closed to future accrual. The US Pension Plan valuation was based on the most recent triennial statutory actuarial valuation as of 1 January 2024, updated to 30 June 2025 by independent actuaries.

Germany: GKN Germany Pension Plans

The GKN Germany Pension Plans provide benefits dependent on final salary and service with the Company. The plans are generally unfunded and closed to new members.

The Group also has a number of other funded and unfunded defined benefit arrangements and retiree medical insurance plans, predominantly in the US and Europe.

The cost of the Group’s defined benefit plans is determined in accordance with IAS 19 (revised 2011) Employee Benefits, using the advice of independent professionally qualified actuaries on the basis of formal actuarial valuations and using the projected unit credit method. In line with normal practice, these valuations are undertaken triennially in the UK and annually in the US and Germany.

The amount recognised in the Balance Sheet in respect of defined benefit plans was as follows:

30 June 2025	UK plans	US plans	European plans	Other plans	Total
	£m	£m	£m	£m	£m
Plan assets	612	72	16	12	712
Plan liabilities	(570)	(102)	(380)	(22)	(1,074)
Net assets/(liabilities)	42	(30)	(364)	(10)	(362)
Analysed as:
Retirement benefit surplus(1)					46
Retirement benefit obligations					(408)
Net liabilities					(362)

(1) Includes a surplus relating to the GKN Group Pension Scheme No.2 of £35 million, GKN Group Pension Scheme No.3 of £9 million and the Japan employee plan of £2 million.

31 December 2024	UK plans	US plans	European plans	Other plans	Total
	£m	£m	£m	£m	£m
Plan assets	613	76	16	12	717
Plan liabilities	(584)	(111)	(385)	(21)	(1,101)
Net liabilities	29	(35)	(369)	(9)	(384)
Analysed as:
Retirement benefit surplus(1)					34
Retirement benefit obligations					(418)
Net liabilities					(384)

(1) Includes a surplus relating to the GKN Group Pension Scheme No.2 of £33 million and the Japan employee plan of £1 million.

Valuations of material plans have been updated at 30 June 2025 by independent actuaries to reflect updated assumptions regarding discount rates, inflation rates and asset values. The major assumptions were as follows:

	Rate of increase of pensions in payment % p.a.	Discount rate %	Price inflation % (RPI/CPI)
30 June 2025
GKN UK—Group Pension Schemes (No.2 and No.3)	2.4	5.6	2.8/2.5
GKN US plans	n/a	5.3	n/a
GKN Europe plans	2.1	3.9	2.1/2.1
31 December 2024
GKN UK—Group Pension Schemes (No.2 and No.3)	2.5	5.5	3.0/2.7
GKN US plans	n/a	5.5	n/a
GKN Europe plans	2.0	3.4	2.0/2.0

In addition, the defined benefit plan assets and liabilities have been updated to reflect the contributions made to the defined benefit plans and the benefits earned during the period to 30 June 2025.

13. Notes to the cash flow statement

Reconciliation of loss after tax to net cash from operating activities	Notes	6 months ended 30 June 2025	6 months ended 30 June 2024
		£m	£m
Loss after tax		(11)	(98)
Finance costs		58	68
Finance income		(6)	(2)
Tax		5	(25)
Adjustments for:
Depreciation & impairment of property, plant and equipment		120	132
Amortisation of computer software and development costs		8	6
Amortisation of intangible assets acquired in business combinations		92	96
Share of results of equity accounted investments, net of tax	10	(31)	(29)
Share-based payment expense		1	1
Unrealised (gain)/loss on derivatives		(51)	34
Other non-cash add back		2	2
Movements in provisions		(38)	(23)
Defined benefit pension costs charged		4	4
Defined benefit pension contributions paid		(18)	(13)
Change in inventories		(17)	21
Change in receivables		(100)	(37)
Change in payables		71	(27)
Corporation tax paid		(31)	(26)

Reconciliation of loss after tax to net cash from operating activities	Notes	6 months ended 30 June 2025	6 months ended 30 June 2024
		£m	£m
Interest paid on loans and borrowings		(44)	(46)
Interest paid on lease obligations		(3)	(3)
Net cash from operating activities		11	35

Reconciliation of cash and cash equivalents, net of bank overdrafts	30 June 2025	31 December 2024
	£m	£m
Cash and cash equivalents per Balance Sheet	325	336
Bank overdrafts	(58)	(13)
Cash and cash equivalents, net of bank overdrafts per Statement of Cash Flows	267	323

Interest-bearing loans and borrowings

The Group’s committed bank facilities include a multi-currency denominated term loan comprised of a tranche of £100 million and a tranche of €100 million as well as a multi-currency denominated revolving credit facility comprised of a tranche of £350 million, a tranche of US$660 million and a tranche of €450 million. Loans drawn under this facility are guaranteed by Dowlais Group plc and certain of its subsidiaries. There is no security over any of the Group’s assets in respect of these facilities.

In addition, the Group issued US$500 million through US Private Placement (USPP) of fixed interest rate notes during the year ended 31 December 2024 with tranches maturing between 5 and 12 years.

At 30 June 2025, the term loans were fully drawn at £100 million and €100 million (31 December 2024: fully drawn at £100 million and €100 million) and £155 million (31 December 2024: £140 million), US$400 million (31 December 2024: US$400 million) and €360 million (31 December 2024: €310 million) were drawn on the multi-currency revolving credit facility. There are also a number of uncommitted overdraft, guarantee and borrowing facilities made available to the Group.

	Current		Non-current		Total
	30 June 2025	31 December 2024	30 June 2025	31 December 2024	30 June 2025	31 December 2024
	£m	£m	£m	£m	£m	£m
Floating rate obligations
Bank borrowings – US Dollar loan	—	—	292	319	292	319
Bank borrowings – Sterling loan	100	—	155	240	255	240
Bank borrowings – Euro loan	85	—	310	339	395	339
Other loans and bank overdrafts	58	13	—	—	58	13
Unamortised finance costs	—	—	(3)	(4)	(3)	(4)

	Current		Non-current		Total
	30 June 2025	31 December 2024	30 June 2025	31 December 2024	30 June 2025	31 December 2024
	£m	£m	£m	£m	£m	£m
Fixed rate obligations
US Private Placement	—	—	364	399	364	399
Unamortised finance costs	—	—	(2)	(2)	(2)	(2)
Total interest-bearing loans and borrowings	243	13	1,116	1,291	1,359	1,304

14. Lease obligations

Amounts payable under lease obligations:

Minimum lease payments	30 June 2025	31 December 2024
	£m	£m
Amounts payable:
Within one year	29	35
After one year but within five years	72	74
Over five years	52	54
Less: future finance charges	(29)	(31)
Present value of lease obligations	124	132
Analysed as:
Amounts due for settlement within one year	23	29
Amounts due for settlement after one year	101	103
Present value of lease obligations	124	132

It is the Group’s policy to lease certain of its property, plant and equipment. The average lease term is ten years. Interest rates are fixed at the contract date.

15. Post balance sheet events

On 22 July 2025, Dowlais announced the results of the Court Meeting and General Meeting held in connection with the proposed combination with American Axle & Manufacturing Holdings, Inc. (“AAM”). The requisite majority of Scheme Shareholders voted in favour of the Scheme at the Court Meeting, and the requisite majority of Dowlais Shareholders passed the Special Resolution at the General Meeting to approve and implement the Scheme, including the amendment of Dowlais’ Articles of Association. Dowlais was also informed that, at a special meeting of AAM shareholders held on 15 July 2025, the requisite majority of AAM shareholders voted to approve the combination and related proposals. The Scheme remains subject to the sanction of the Court and the satisfaction or waiver of the remaining Conditions set out in the Scheme Document.